UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 December 19, 2011
 (Date of earliest event reported)

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2011, Home Properties, L.P. (the “Operating Partnership”) issued and sold to a small group of institutional investors $90,000,000 aggregate principal amount of 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018 and $60,000,000 aggregate principal amount of 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021 (collectively, the “Notes”) pursuant to the terms of a Note Purchase Agreement (the “Agreement”).

Repayment of the Notes is guaranteed by Home Properties, Inc. (“HME”) and certain of the Operating Partnership’s subsidiaries which own unencumbered multi-family communities.  The Agreement contains various affirmative and negative covenants with respect to HME, the Operating Partnership and their subsidiaries, including the maintenance of certain financial ratios and measurements.  Proceeds from the sale of the Notes will be used to pay off a mortgage of approximately $83 million on a multi-family community owned by the Operating Partnership as well as for funding unencumbered acquisitions and new development activities, refinancing existing indebtedness, upgrading owned properties, working capital and general corporate purposes.

The foregoing description of the Agreement and guarantees does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 4.1 hereto, and the Guaranty, which is filed as Exhibit 4.2 hereto, both of which are incorporated herein by reference.

The Notes were offered in a private placement through Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead placement agent with Manufacturers and Traders Trust Company as the co-placement agent.  The placement agents received a placement fee of $750,000 in the aggregate for their services, and reimbursement of certain expenses. The Company and the Operating Partnership agreed to indemnify the placement agents in the event they incur any losses, including legal fees and expenses, arising from the private offering of the Notes, unless such losses are finally determined to be as a result of the bad faith, gross negligence, or willful misconduct of an indemnified party or arises from actions of one indemnified party against another.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2011, the Operating Partnership entered into the Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

Item 9.01                      Financial Statements and Exhibits

Exhibit 4.1                      Note Purchase Agreement

Exhibit 4.2                      Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           December 20, 2011

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer